UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 29, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT	59116
(Address of principal executive offices)	(Zip Code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

On October 29, 2015, First Interstate BancSystem, Inc. (the “Company”), announced the appointment of William Gottwals, age 46, to serve as Executive Vice-President and Chief Banking Officer of the Company, effective November 16, 2015. Mr. Gottwals replaced Michael Huston who resigned from the Company on October 19, 2015.

Mr. Gottwals will be entitled to annual base compensation of $300,000, a hiring bonus of $60,000, participation in the Company’s incentive bonus plans, with the amount of bonuses based upon achievement of company-wide goals, and additional benefits as are customarily offered to the Company’s executives.

Mr. Gottwals has over 23 years of banking experience, most recently as Regional President of U.S. Bank in Billings, Montana since 2013. Prior to 2013, Mr. Gottwals was a commercial team lead and senior lender with U.S. Bank from 2000-2013, a lending officer with First Citizens Bank from 1995-2000, and a commercial banking officer with NationsBank from 1992-1995. He was a staff auditor with KPMG Peat Marwick from 1991-1992.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2015

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer